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                                Letter of Intent


                                                                  August 2, 1999


Genesis Health Ventures, Inc.
101 East State Street
Kennett Square, PA  19348

Gentlemen,

                  This letter of intent, upon your execution, will confirm the understanding among Genesis Health Ventures, Inc., a Pennsylvania corporation ("Genesis"), The Cypress Group L.L.C., a Delaware limited liability company ("Cypress") and TPG Partners II, L.P., a Delaware limited partnership ("TPG", and together with Cypress and Nazem, Inc., the "Sponsors") relating to a restructuring of our joint investment in Genesis ElderCare Corp., a Delaware corporation ("Parent"), and related transactions (the "Transactions").

                  1. Amendment of Put/Call Agreement. At the closing of the Transactions (the "Closing"), the put option under the Put/Call Agreement, dated October 9, 1997 (the "Put/Call Agreement"), among the parties hereto and Nazem, Inc. shall be terminated and other modifications to the Put/Call Agreement reasonably satisfactory to the parties shall become effective. In consideration for the cancellation of the put option under the Put/Call Agreement, Genesis will issue to the Sponsors at the Closing, in proportion to their respective investments in Parent, securities as contemplated by Exhibits A and B.

                  2. Investment in Genesis. At the Closing, Genesis shall sell to each of Cypress and TPG, and each of Cypress and TPG shall purchase from Genesis for a purchase price of $25 million, 6.25 million shares of common stock, par value $.01 per share ("Genesis Common Stock") of Genesis, and warrants to purchase 1 million shares of Genesis Common Stock (or an aggregate of 12.5 million shares of Genesis Common Stock and warrants to purchase 2 million shares of Genesis Common Stock for an aggregate purchase price of $50 million). The warrants shall have a term of 10 years, contain customary dilution protection and be exercisable at any time in whole or in part. The exercise price for the warrants shall be $5.00 per share and shall be paid in cash.



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                                                                               2


                  3. Registration Rights. Holders of the common stock and warrants referenced in Section 2 and holders of the securities described or referenced in Exhibits A and B will have customary registration rights with respect to such securities, including an unlimited number of piggyback registration rights and 5 demand registration rights. In connection with such registration rights, Genesis will agree to pay all customary registration expenses (which shall not include underwriting discounts and commissions). Demand registration rights shall include the right to have securities registered on a shelf registration statement pursuant to Rule 415 under the Securities Act of 1933. Registration right demands may be made by Cypress or TPG or their affiliated investment funds or by any holder or holders of registrable securities (including the securities issuable upon conversion, exercise or exchange of such registrable securities) representing more than 50% of the shares of common stock of Genesis that are then registrable securities and the shares of common stock of Genesis then issuable upon conversion, exercise or exchange of registrable securities. No registration right demand may be made for registrable securities unless such registrable securities have a market value as of the date of the demand equal to at least $25 million or constitute all of the registrable securities held by the holder or holders making the demand. In addition, no registration right demand may be made for registrable securities other than common stock of Genesis prior to the 270th day following the first issuance of registrable securities.

                  4. Election of Directors. Beginning immediately prior to Closing and continuing for so long as Cypress and TPG or their affiliated investment funds own any combination of voting securities of the Company and securities convertible into voting securities of the Company where all such voting securities represent more than 10% of the Company's total voting power, Cypress and TPG, acting jointly (or in the event that only one of Cypress and TPG shall then own or have the right to acquire shares of Genesis Common Stock, then such Sponsor), shall be entitled to designate a number of directors representing at least 23% of the total number of directors constituting the full board of directors of Genesis; provided, that for so long as the total number of directors constituting the full board of directors of Genesis is 9 or fewer, Cypress and/or TPG, as the case may be, shall only be entitled to designate two directors on the board of directors of Genesis. For purposes of this Section 4, the Series I Preferred Stock and the securities issuable upon conversion of the Series I Preferred Stock shall be considered voting securities.

                  Each committee of the board of directors of Genesis shall include at least one director designated as provided above; provided, that this requirement shall not apply with respect to the appointment of any particular designee to a committee in the event that the rules or regulations of the primary exchange or quotation system on which Genesis's common stock is then listed or quoted prohibits the appointment of such director to such committee.

                  The foregoing provisions shall be reflected in the certificate of designations relating to the Series H Preferred Stock.

                  5. Additional Voting Rights. The definitive documentation relating to the Transactions shall provide that for so long as Cypress and/or TPG shall have the right to designate directors on the board of directors of Genesis, Genesis shall not, without the consent of the at least two of such directors:

                           (i) modify the terms of Genesis's Series G Cumulative Convertible Preferred Stock; or

                           (ii) enter into any transaction or series of transactions which would constitute a change in control, as such phrase is defined for purposes of Genesis's senior subordinated indebtedness, or engage in any "going private" transaction pursuant to Rule 13e-3 under the Securities Exchange Act of 1934.


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                                                                               3

                  6. Pre-emptive Rights. Cypress and TPG shall each have a pro rata right, based on the number of shares of common stock of Genesis held by them and the number of shares of common stock of Genesis issuable upon exercise, conversion or exchange of other securities held by them, to participate in acquiring shares of Genesis capital stock and securities exchangeable, convertible or exercisable for shares of Genesis capital stock issued by Genesis; provided, that Cypress and TPG shall not have such right in connection with (i) sales of securities in underwritten public offerings, (ii) sales of warrants offered in connection with sales of debt securities pursuant to Rule 144A under the Securities Act of 1933, (iii) the issuance of securities in exchange for assets or all of the stock of another company (whether by merger, exchange or otherwise), (iv) issuances and sales of securities to employees and directors pursuant to benefit plans and (v) issuances and sales of securities in connection with joint ventures or other strategic relationships relating to a Healthcare Related Business (as such phrase is defined for purposes of Genesis's senior subordinated indebtedness); provided, that in the case of clause (v) the securities issued in connection with any joint venture or strategic relationship or any series of related joint ventures or strategic relationships do not represent more than 5% of the total voting power of Genesis.

                  7. Standstill. The definitive documentation relating to the Transactions shall provide that Cypress and TPG shall agree to customary standstill provisions; provided, that such restrictions shall terminate if:

                           (i) the board of directors of Genesis approves a transaction with any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) and such transaction would result in such person beneficially owning securities representing more than 35% of the total voting power of Genesis or all or substantially all of its assets,

                           (ii) any person (other than Genesis in the case of an exchange offer) shall have commenced a tender or exchange offer for voting securities of Genesis or securities exchangeable, convertible or exercisable for voting securities of Genesis where all such voting securities represent more than 35% of the total voting power of Genesis or

                           (iii) Cypress and TPG no longer have the right to designate directors on the board of directors of Genesis as contemplated by
                                    Section 4.

                  8. Stockholders Agreement. Effective as of the Closing, the Stockholders Agreement, dated as of October 9, 1997, among Parent, the parties hereto and Nazem, Inc., shall be amended to provide that Genesis may appoint two-thirds of the members of the Board of Directors of Parent, to make appropriate changes to the supermajority provisions and to permit Sponsors to sell their stock of Parent.

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                  9. Irrevocable Proxy. The definitive documentation relating to the Transactions shall provide that each Sponsor and its affiliated investment funds owning securities of Genesis described or referenced in Section 2 and Exhibit A and B shall give to Genesis an irrevocable power of attorney directing Genesis to cast for, against or as an abstention, in the same proportion as the other voting securities of Genesis (including the voting securities of Genesis cast by the Sponsors) are cast, such number of shares of common stock and preferred stock of Genesis so that the Sponsors do not have the right to vote more than 35% of the total voting power of Genesis in connection with any vote in which the holders of common stock of Genesis are entitled to vote generally by virtue of their ownership of such securities; provided, that such power of attorney shall terminate upon the existence of circumstances that result in a termination of the standstill. Prior to each vote of securityholders of Genesis in which the holders of common stock of Genesis are entitled to vote generally, each of the Sponsors and their affiliated investment funds having the right to vote voting securities of Genesis shall deliver to Genesis a true and correct certificate setting forth the number and type of securities which it has the right to vote. The votes held by each Sponsor and its affiliated investment funds shall be reduced pro rata.

                  10. Representation and Warranties. (a) In the definitive documentation regarding the Transactions, Genesis shall make customary representations and warranties, including representations and warranties regarding the following:

                           (i)      organization and good standing;

                           (ii)     capitalization;

                           (iii) issuance of securities and securities issuable upon conversion, exercise or exchange or in payment of dividends;

                           (iv)     authority relative to definitive agreements;

                           (v) no conflicts; required filings, consents and approvals;

                           (vi)     SEC reports and financial statements;

                           (vii)    listing of Genesis Common Stock;

                           (viii)   rights plan amended to allow Transactions;

                           (ix)     state takeover statutes and other
                                    antitakeover provisions contained in
                                    constituent documents not applicable to
                                    Transactions; and

                           (x) offering of securities not in violation of the Securities Act of 1933.

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                                                                               5

                  (b) In the definitive documentation regarding the Transactions, Sponsors shall make customary representations and warranties, including representations and warranties regarding the following:

                           (i)      organization, standing and power;

                           (ii)     authority relative to definitive agreements;

                           (iii)    no conflicts; required filings and consents;
                                    and

                           (iv)     purchase for investment.

                  11. Conditions. (a) The definitive documentation regarding the Transactions shall provide for customary conditions of the parties' obligation to close, including the following:

                           (i)      no injunctions or restraints;

                           (ii) required filings and consents (including regulatory, shareholder and third party consents and termination of the HSR waiting period), other than as contemplated under
                                    Section 11(b)(x);

                           (iii) receipt of waivers from Genesis's senior lenders and amendment to Genesis's senior credit facility, in each case reasonably acceptable to Cypress and TPG; and

                           (iv) receipt of waivers from The Multicare Companies, Inc.'s senior lenders and amendment to The Multicare Companies, Inc.'s senior credit facility, in each case reasonably acceptable to Cypress and TPG.

                  (b) The definitive documentation regarding the Transactions shall provide that the Sponsors' obligation to close shall be further conditioned on customary conditions, including the following:

                           (i)      consent of Cypress's limited partners;

                           (ii)     listing of Genesis Common Stock;

                           (iii)    customary opinions of Genesis's counsel;

                           (iv) representations and warranties of Genesis being true and correct in all material respects when given and at closing;

                           (v) reasonable satisfaction with corporate and other proceedings;



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                                                                               6

                           (vi) Genesis shall have taken appropriate actions (including filing certificates of designation and amending its articles of incorporation) to issue or prepare for the issuance of the securities described or referenced in Section 2 and Exhibits A and B and to effect the other provisions and agreements contemplated hereby;

                           (vii) no change of control (as defined for purposes of Genesis's senior subordinated indebtedness) of Genesis shall have occurred;

                           (viii)   no material breach of covenants by Genesis;

                           (ix) no material adverse change in the business, properties, operations or financial condition of Genesis; and

                           (x) regulatory consents in connection with the disposition by Sponsors of their stock in Parent in one or more transactions satisfactory to Sponsors.

                  (c) The definitive documentation regarding the Transactions shall provide that the Genesis's obligation to close shall be further conditioned on customary conditions, including the following:

                           (i) representations and warranties of Sponsors being true and correct in all material respects when given and at Closing; and

                           (ii)     no material breach of covenants by Sponsors.

                  (d) The parties' obligations hereunder shall be subject to the negotiation, execution and delivery of definitive documentation satisfactory in form and substance to the parties, including without limitation, documentation reflecting modifications to the Put/Call Agreement reasonably satisfactory to the parties.

                  12. Covenants. (a) In the definitive documentation regarding the Transactions, Genesis shall agree to customary covenants, including covenants relating to:

                           (i) reasonable best efforts to consummate the Transactions, including reasonable best efforts to obtain all necessary consents and approvals (including regulatory, shareholder and third party consents and termination of the HSR waiting period);

                           (ii) presentation and recommendation of proposals to shareholders necessary to consummate the Transactions;



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                                                                               7

                           (iii) prior to Closing and subject to reasonable exceptions (including exceptions related to consummation of the Transactions), (A) Genesis will conduct its business only in the ordinary course consistent with past practice, (B) no transaction described in clause (ii) of Section 5; (C) no issuance, or split, combination or reclassification of, capital stock; (D) no dividends or distributions on Genesis Common Stock; and
                                    (E) no amendments to Genesis's charter or by-laws;

                           (iv) no acts or omissions materially impairing Genesis's ability to consummate the Transactions or causing a condition not to be satisfied;

                           (v) advising Sponsors of any change, development or condition that may materially impair Genesis's ability to consummate the Transactions or cause a condition not to be satisfied;

                           (vi)     public announcements;

                           (vii) reservation of securities issuable upon conversion, exchange or exercise;

                           (viii) filing of certificates of designation and amendment to Genesis's articles of incorporation;

                           (ix)     provision of information, including
                                    provision of information sufficient to
                                    permit sales of securities under Rule 144 under the Securities Act of 1933;

                           (x) if the Closing occurs, payment of Sponsors' expenses (including fees and expenses of professional advisors) not to exceed $1,000,000;

                           (xi)     publicity; and

                           (xii) no amendment to Genesis's articles of incorporation, by-laws, shareholder rights agreement or other constituent document in a manner adverse to Sponsors (other than in a manner that affects the Sponsors the same as other shareholders of Genesis).

                  (b) In the definitive documentation regarding the Transactions, Sponsors shall agree to customary covenants, including covenants relating to:

                           (i) reasonable best efforts to consummate the Transactions;

                           (ii) no affirmative acts materially impairing Sponsors' ability to consummate the Transactions;


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                                                                               8

                           (iii)    public announcements; and

                           (iv)     publicity.

                  (c) In the definitive documentation regarding the Transactions, each Sponsor shall also covenant that

                           (i) for so long as the standstill is in effect, it will not sell voting securities of Genesis to:

                                    (A)     any person in a transaction or a
                                            series of transactions where such
                                            voting securities, together with any
                                            other voting securities known by
                                            such Sponsor to have been sold to
                                            such person by any other Sponsor,
                                            represent more than 15% of Genesis's
                                            total voting power or

                                    (B)     to any "competitor" of Genesis,
                                            except, in any case, in an
                                            underwritten public offering or in a
                                            transaction approved by Genesis's
                                            board of directors; and

                           (ii) it will give notice to Genesis of any transfer of securities acquired in connection with the Transactions, including the name of the transferee and whether it believes the transferee and the selling Sponsor are a "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934).

                  For purposes of clause (i)(B), "competitor" shall mean any person which derives more than $500 million in revenues from the operation of long-term care facilities and/or institutional pharmacy sales; provided, that any person which derives more than $200 million in revenues from the operation of long-term care facilities and/or institutional pharmacy sales solely within one of two markets in which Genesis then operates (as most recently reported by Genesis in its filings with the Securities and Exchange Commission) shall be a "competitor".


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                                                                               9


                  13. Indemnification. The definitive documentation relating to the Transactions shall provide for:

                           (a) the reciprocal indemnification between Genesis and Sponsors for breaches of representations and warranties and breaches of covenants; provided, that Sponsors' ability to recover in respect of any breach of the representation and warranty set forth in Section 10(a)(vi) or the covenants set forth in Sections 12(a)(i), (iv), (v), (vi),
                                    (x) and (xi) and Genesis's ability to
                                    recover in respect of any breech of the
                                    covenants set forth in Sections 12(b)(i),
                                    (ii), (iii) and (iv) shall be limited to $50 million;

                           (b) indemnification of Sponsors' designees to Genesis's board of directors to the fullest extent permitted by law (consistent with the indemnification of Genesis's other directors); and

                           (c) indemnification of Sponsors in connection with the Transactions (other than in respect of losses arising out of (i) losses of value of the Sponsors' investments, (ii) claims by the limited partners in Sponsors' affiliated investment funds and (iii) tax consequences of the Transactions).

                  14. Termination. This letter of intent may be terminated and the Transactions may be abandoned or terminated (a) at any time by mutual agreement of Genesis, Cypress and TPG, (b) at the option of Genesis, on the one hand, and Cypress and TPG, on the other hand, if definitive documentation relating to the Transactions shall not have been executed by August 31, 1999. The provisions of Sections 14, 16 and 19 shall survive any termination of this letter of intent or abandonment or termination of the Transactions.

                  15. Ordinary Course. Prior to the execution of the definitive documentation relating to the Transactions, Genesis shall operate its business only in the ordinary course consistent with past practice and shall not enter into, or enter into any agreement or make any commitment with respect to, any extraordinary transaction, in any case, without the prior written consent of Cypress and TPG or except as, and upon the terms, disclosed in writing to Cypress and TPG prior to the date hereof.

                  16. Publicity. Each party shall promptly advise and cooperate with the other before issuing any press release or other information to the public with respect to the Transactions; provided, that nothing shall prohibit any disclosure that may be required by law, regulation or legal or judicial process or the rules of any securities exchange.


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                                                                              10

                  17. Disclosure. Genesis agrees to promptly furnish the Sponsors with all financial and other information concerning Genesis and related matters, and access to personnel of Genesis, which the Sponsors may reasonably request. Genesis will notify the Sponsors promptly of any material adverse change in the business, properties, operations or financial condition of Genesis.

                  18. Definitive Documentation; Reasonable Best Efforts. Promptly after the execution of this letter of intent, counsel for the Sponsors and Genesis shall prepare the definitive documentation which shall contain provisions consistent with this letter of intent and such further terms and conditions as are customary in documentation of such type or as may otherwise be mutually agreeable to the parties. The parties shall cooperate and use their reasonable best efforts to negotiate and execute the definitive documentation as soon as practical after the date hereof.

                  19. Miscellaneous. This letter of intent shall be governed by, and construed in accordance with, the laws of the State of New York.

                    This letter of intent contains the entire agreement among the parties relating to the subject matter hereof. This letter of intent may not be amended or modified except by a written document which shall be executed by each of the parties hereto. This letter of intent is solely for the benefit of the parties hereto, and no other person shall acquire or have any rights under or by virtue of this letter of intent. This letter of intent may not be assigned by any of the parties hereto; provided, that the Sponsors may assign their rights and obligations under this letter of intent, and the definitive documentation relating to the Transactions shall provide that the Sponsors may assign their rights and obligations thereunder, to their respective affiliated investment funds; provided, further, that, in connection with any such assignment, TPG Partners II, L.P., Cypress Merchant Banking Partners L.P. and Cypress Offshore Partners L.P. shall remain liable for such obligations.

                  Each party also agrees that unless and until definitive documentation with respect to the Transactions has been executed and delivered, the parties hereto shall have no legal obligation of any kind whatsoever with respect to the Transactions by virtue of this letter or any other written or oral expression with respect to the Transactions, except for the matters specifically agreed to in Sections 14 through 19, inclusive, hereof.

                  This letter of intent may be executed in counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

                              [Signatures follow.]



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                                                                             S-1


                  Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate copy of this letter of intent.

                                                     Very truly yours,

                                                     THE CYPRESS GROUP L.L.C.


                                                     By:________________________
                                                        Name:
                                                        Title:


                                                     TPG PARTNERS II, L.P.
                                                     By: TPG GenPar II, L.P.
                                                     By: TPG Advisors II, Inc.


                                                     By:________________________
                                                        Name:
                                                        Title:


Accepted and agreed to as of
the date first written above:

GENESIS HEALTH VENTURES, INC.


By:______________________________
   Name:
   Title: